Exhibit 99.1

NEWS RELEASE
NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Chief Executive Officer for
New Infrastructure Company
DALLAS, Texas - January 31, 2018 - Trinity Industries, Inc. (NYSE:TRN) recently announced its intention to pursue a plan to spin-off the Company’s infrastructure-related businesses to Trinity stockholders in the second half of 2018. Today, Trinity is pleased to announce that Antonio Carrillo, currently the Chief Executive Officer of Mexichem S.A.B. de C.V. (BMV:MEXCHEM*) and a current member of Trinity’s Board of Directors, has accepted a future role with the company as President and Chief Executive Officer of the new infrastructure company upon completion of the spin-off.
Timothy R. Wallace, Trinity’s Chairman, Chief Executive Officer and President, will remain in his current role with Trinity following completion of the spin-off. Trinity’s portfolio of businesses will be comprised primarily of Trinity’s industry-leading rail-related businesses consisting of rail manufacturing, leasing, and services.
“I am pleased that Antonio has agreed to serve as Chief Executive Officer of the new infrastructure company,” said Mr. Wallace. “His previous experience at Trinity, both in management and as a member of our Board, will be of significant value to the new company. Antonio is very familiar with our infrastructure-related businesses which will enhance his leadership in the exciting times ahead.”
Mr. Wallace added, “Antonio’s accomplishments at Mexichem, in particular his proven track record for delivering growth, will serve the new infrastructure company very well. Trinity’s Board of Directors has a high level of confidence in Antonio’s ability to ultimately serve as the CEO of the new infrastructure company.”
Since 2012, Mr. Carrillo, 51, has served as Chief Executive Officer of Mexichem, a global industrial company, with operations in 37 countries, offering a broad portfolio of products serving the energy, transportation, datacom and construction sectors.
Prior to joining Mexichem, Mr. Carrillo spent 16 years at Trinity where he most recently served as Senior Vice President and Group President of the Company’s Energy Equipment Group and was responsible for Trinity’s Mexico operations. In 2014, he was elected to Trinity’s Board of Directors and has served as a member of the Finance Committee.
Mr. Carrillo received a Master’s Degree in Business Administration from the Wharton School of the University of Pennsylvania. He earned a bachelor’s degree in Mechanical and Electrical Engineering from Universidad Anáhuac in Mexico City, Mexico.
Company Description
Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns complementary market-leading businesses providing products and services to the energy, chemical, agriculture, transportation, and construction sectors, among others. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including whether or not the spin-off occurs. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the most recent fiscal year.

Investor Contact:
Preston Bass
Director, Investor Relations
Trinity Industries, Inc.
214/631-4420

Media Contact:
Jack Todd
Vice President, Public Affairs
Trinity Industries, Inc.
214/589-8909